EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NACEL Energy Submits Interconnection Plan to Southwestern Public Service Company

DENVER, CO – Thursday June 18, 2009 – NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”) (“NACEL Energy”), a wind power company in business to generate clean, renewable energy, today confirmed it has filed an Application for Interconnection with Southwestern Public Service Company (SPS), a subsidiary of XCEL Energy, for the Company’s 30 MW Blue Creek wind power project located in Moore County, Texas. SPS is a regulated utility and owner of electric transmission infrastructure in the Texas Panhandle. NACEL Energy’s complete submission to SPS included requisite engineering drawings, wind turbine selection and proposed date of commissioning (operations).

NACEL Energy identifies interconnection points in the nation’s electric grid, and then leases nearby acreage where 6 to 18 utility class wind turbines can be constructed, without incurring the often significant transmission and related electric infrastructure upgrade costs and delays which can adversely impact other company’s wind power projects.  The Company’s work in this regard is currently focused in Texas, Arizona, Kansas and Illinois.

As NACEL Energy previously advised November 7th 2008, an NRG Systems meteorological tower was erected at the Company’s Blue Creek wind energy project site. According to the Texas State Energy Conservation Office (SECO), the Texas Panhandle exhibits the State’s “greatest expanse of high quality winds.” Last quarter, the Company commissioned an interim analysis of site wind data collected at Blue Creek and results met expectations.

NACEL Energy anticipates a period of months, or longer, before a final interconnection agreement can be executed with SPS. In the interim, important additional development milestones are underway including, without limitation, obtaining turbine debt financing and a power purchase agreement. Accordingly, the Company cautions that commissioning (operations) at Blue Creek is not expected until July 2010, or later depending on future events.

EXHIBIT 99.1

NACEL Energy Chief Executive Officer, Brian Lavery, stated:

“NACEL Energy is committed to updating shareholders and interested parties as important milestones at our wind power generation projects are achieved, or when other significant events occur. The filing of the Application for Interconnection coupled with delivery of engineering drawings and other requisite documentation to SPS, as confirmed today, is such a milestone. Consequently, we believe that the pace of development at Blue Creek is proceeding satisfactorily and as contemplated by the Company.”

About NACEL Energy Corporation (OTC BB: NCEN)

NACEL Energy is one of the first publicly-traded companies in America exclusively developing clean, renewable, utility scale, wind power. NACEL Energy has commenced work at its Blue Creek, Channing Flats, Swisher and Hedley Pointe projects, all located in the Texas Panhandle, and anticipates generating 80 MW, or more, of new wind power upon their completion. In addition, the Company is currently assessing the feasibility of three new project opportunities in Arizona, Kansas and Illinois.  NACEL Energy was founded in 2006 and successfully completed its IPO in December 2007.

For more information visit our website www.nacelenergy.com

NACEL Energy
The WIND POWER COMPANY TM

Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities, and other statements that are not descriptions or historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases. This press release cautions that NACEL Energy must undertake and complete many steps in the development model before the generation of wind energy can commence. Among the numerous items which have to be completed in this regard include, without limitation, obtaining pertinent agreements and permits, construction of project facilities, satisfying financial requirements and other burdens. Interested persons are encouraged to read the SEC reports of NACEL Energy, particularly its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008, and its Quarterly Report on Form 10-Q for the quarter ending December 31, 2009, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.

Contact:

NACEL Energy Investor Services
1-888-242-5848